Exhibit 23.



                  INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in the Current Report on Form 8-K under the Securities Exchange Act of 1934 of Hughes Supply, Inc. of our report dated September 25, 1995 (October 25, 1995 and March 27, 1996 as to Note 9) and contained in the Registration Statement of Hughes Supply, Inc. on Form S-3 under the Securities Act of 1933 insofar as such report relates to the consolidated financial statements of PVF Holdings, Inc. and subsidiaries.

     /s/ Deloitte & Touche LLP

     Birmingham, Alabama
     April 1, 1996